UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2006

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	000-26749	11-2581812
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Harbor Park Drive, Port Washington, New York 11050

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code

(516) 626-0007

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) By letter delivered on March 13, 2006, James J. Bigl voluntarily resigned from his position as a member of National Medical Health Card Systems, Inc.’s (“NMHC”) board of directors to pursue other interests, effective immediately. Mr. Bigl’s letter of resignation advised that he did not intend to submit any notice of disagreement with NMHC or its board of directors on any matter relating to NMHC’s operations, policies or practices. A copy of Mr. Bigl’s letter is filed as Exhibit 17.1 to this report.

G. Harry Durity, a current member of NMHC’s board of directors, has been named non-executive chairman of NMHC’s board of directors, replacing Mr. Bigl in such capacity.

A copy of the press release announcing the appointment of Mr. Durity and the resignation of Mr. Bigl is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	The following exhibits is furnished with this report:

Exhibit No.	Exhibit Description
17.1	Letter from James J. Bigl dated March 10, 2006

99.1	Press Release issued by National Medical Health Card Systems, Inc., dated March 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2006

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

By:	/s/ Stuart Diamond
Name:	Stuart Diamond
Title:	Chief Financial Officer